Exhibit 4.13
Draft
Amending Deed —
Performing Subsidiary
Undertaking and
Guarantee Trust Deed
Dated    June 2009
James Hardie 117 Pty Limited (formerly known as LGTDD Pty Limited)
(“Performing Subsidiary”)
AET Structured Finance Services Pty Limited (“Undertaking and
Guarantee Trustee”)
Mallesons Stephen Jaques
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com
Ref: 02-5501-6101

Amending Deed — Performing Subsidiary
Undertaking and Guarantee Trust Deed
Contents

Details		1

General terms		2

1	Interpretation	2

2	Confirmations and acknowledgement	2

2.1	Confirmation in relation to definition of “JHINV”	2

2.2	Confirmation	2
2.3	Conflict	2
2.4	Consideration	3

3	Amendments	3

4	Costs	3

5	General	3

6	Counterparts	3

7	Governing law	3

Schedule 1 — Irish Registration Date Amendments		4

Signing page		5

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9910998_4	18 June 2009

Amending Deed — Performing Subsidiary
Undertaking and Guarantee Trust Deed
Details

Parties	Performing Subsidiary and the Undertaking and Guarantee Trustee

Performing Subsidiary	Name	James Hardie 117 Pty Limited (formerly known as LGTDD Pty Limited)

	ABN	30 116 110 948

	Address	Level 3, 32 Pitt Street, Sydney, NSW, 2000

Undertaking and Guarantee Trustee	Name	AET Structured Finance Services Pty Ltd in its capacity as trustee for the Financiers under the Guarantee Trust

	ABN	12 106 424 088

	Address	Level 22, 207 Kent Street Sydney, NSW, 2000

Recitals	The Performing Subsidiary and the Undertaking and Guarantee Trustee are parties to the Performing Subsidiary Undertaking and Guarantee Trust Deed and wish to amend the Performing Subsidiary Undertaking and Guarantee Trust Deed on the terms set out in this deed.

Date of Amending Deed	June 2009

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9910998_4	18 June 2009

Amending Deed — Performing Subsidiary
Undertaking and Guarantee Trust Deed
General terms

1	Interpretation

Clause 1 (“Interpretation”) of the James Hardie - Performing Subsidiary Undertaking and Guarantee Trust Deed applies to this deed as if it was fully set out in this deed.

These meanings apply unless the contrary intention appears:

Performing Subsidiary Undertaking and Guarantee Trust Deed means the document entitled “ Performing Subsidiary Undertaking and Guarantee Trust Deed” dated 19 December 2006 between the Performing Subsidiary and the Undertaking and Guarantee Trustee.

Irish Registration Date means the date on which JHISE is registered by the Registrar of Companies of Ireland as having its registered office in Ireland.

JHISE means JHINV once it has converted from its present corporate form as a Dutch NV (Naamloze Vernootschap) into an SE (Societas Europaea).

Novation Date means the Effective Date as defined in the Novation Deed.

Novation Deed means a deed substantially in the form set out in Annexure B of the Deeds of Confirmation dated [23] June 2009 between James Hardie Industries N.V., James Hardie International Finance B.V., James Hardie Building Products, Inc. and financiers to James Hardie Group.

SE Transformation Date means the date on which JHINV is registered as a “Societas Europaea” on the Dutch Trade Register pursuant to European Union Council Regulation 2157/2001.

2	Confirmations and acknowledgement

2.1	Confirmation in relation to definition of “JHINV”

Each party confirms that the definition of “JHINV” for the purposes of the Performing Subsidiary Undertaking and Guarantee Trust Deed is a reference to:

(a) with effect on and from the SE Transformation Date up to the Irish Registration Date, JHISE with its corporate seat in The Netherlands; and

(b) with effect on and from the Irish Registration Date, JHISE with its corporate seat in the Republic of Ireland.

2.2	Confirmation

Each party confirms that, other than as provided for in clause 3 (“Amendments”), the Performing Subsidiary Undertaking and Guarantee Trust Deed remains in full force and effect and enforceable against it up to, including and after each of the SE Transformation Date and the Irish Registration Date.

2.3	Conflict

If there is a conflict between the Performing Subsidiary Undertaking and Guarantee Trust Deed and this deed, the terms of this deed prevail.

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2.4	Consideration

This deed is entered into in consideration of the parties’ exchange of promises under this deed and the receipt of valuable consideration which is hereby acknowledged.

3	Amendments

As from the Novation Date, the Performing Subsidiary Undertaking and Guarantee Trust Deed is amended as set out in schedule 1.

4	Costs

Each party shall be responsible for its own costs, charges and expenses in connection with the preparation, negotiation and execution of this deed.

5	General

Clause 27 (“Notices”) of the Performing Subsidiary Undertaking and Guarantee Trust Deed applies to this deed as if it was fully set out in this deed.

6	Counterparts

This deed may consist of a number of copies each signed by one or more parties to the deed. If so, the signed copies are treated as making up the one document.

7	Governing law

This deed is governed by the law in force in New South Wales. Each party submits to the non-exclusive jurisdiction of the courts of that place and waives any right to claim that those courts are an inconvenient forum.

EXECUTED as a deed.

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Amending Deed — Performing Subsidiary
Undertaking and Guarantee Trust Deed
Schedule 1 — Irish Registration Date Amendments
The Performing Subsidiary Undertaking and Guarantee Trust Deed is amended as follows:
1	The definition of “Business Day” in clause 1.1 (“Definitions”) is amended by deleting paragraph (c) and replacing it with the following paragraph:
“(c)	for all other purposes, banks are open for general banking business in Sydney and any other place or places specified in the relevant Finance Document.”.
2	Clause 28.4 (“Set-off”) is amended by deleting the words “Dutch law” in the fourth line and replacing it with “the laws of New South Wales, Australia”.

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Amending Deed — Performing Subsidiary
Undertaking and Guarantee Trust Deed
Signing page

DATED:	June	2009

EXECUTED by JAMES HARDIE		)
117 PTY LIMITED in accordance		)
with section 127(1) of the Corporations		)
Act 2001 (Cwlth) by authority of its		)
directors:		)
)
) )
Signature of director		)
		)	Signature of director/company
		)	secretary*
		)	*delete whichever is not applicable
)
Name of director (block letters))
		)	Name of director/company secretary*
		)	(block letters)
*delete whichever is not applicable

The Common Seal of AET Structured Finance Services Pty Limited ABN 12 106 424 088 was affixed with the authority of:

(signed)

(print name)

Authorised Officer

(signed)

(print name)

Authorised Officer

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